SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 18, 2004

GLYCOGENESYS, INC.

(Exact name of registrant as specified in charter)

NEVADA	0-26476	33-0231238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code:	(617) 422-0674

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

On February 18, 2004, GlycoGenesys, Inc. (the “Company”) received a letter from David Platt alleging breaches of the Company’s license agreement with David Platt dated January 7, 1994, as amended, and notifying the Company of David Platt’s intention to terminate the license agreement if such alleged breaches are not cured within 60 days from the date of the letter.

The alleged breaches are the Company’s failure to: (i) take necessary steps to perfect U.S. Patent Application Serial No. 08/024,487 (the “‘487 Application”), (ii) use its best efforts to commercialize the ‘487 Application and (iii) provide royalty reports.

The Company believes the breaches alleged by David Platt either are wholly without merit and do not constitute breaches of the license agreement or are administrative breaches that can be easily cured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2004	By:	/s/ BRADLEY J. CARVER
Bradley J. Carver President and Chief Executive Officer